EXHIBIT 23.1 - CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Heritage Financial Holding Corporation
Decatur, Alabama


     We hereby consent to the incorporation by reference in the Registration Statement No. 333-55942 on Form S-8 of our report dated February 6, 2004, except for Note 12, which is as of March 9, 2004, relating to the 2003 consolidated financial statements of Heritage Financial Holding Corporation and subsidiaries appearing in and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.


                                                /s/PORTER KEADLE MOORE, LLP


Atlanta,  Georgia
March  29,  2004


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